Exhibit 99.1

Contacts: Paul Arling (UEI) 714.820.1000
Kirsten Chapman (IR Agency) 415.433.3777

Universal Electronics Reports First Quarter 2008
Financial Results
- Posts Sales of $61.2 Million and Net Income of $2.5 Million
- - Company Reaffirms 2008 Guidance: Net Sales to Grow 12% to 18% and
EPS to Grow 15% to 23% Compared to 2007 -
CYPRESS, CA — May 7, 2008 — Universal Electronics Inc. (UEI), (NASDAQ: UEIC) announced financial results for the first quarter ended March 31, 2008.
“Our first quarter performance was generally in line with our expectations, with which we are pleased,” stated Paul Arling, UEI’s Chairman and CEO. “More importantly, we continue to execute on our strategies of broadening share with current customers, adding key new customers, expanding geographically, and introducing new products and technologies, which will lead UEI to produce record financial results in 2008. Today, we announced our exclusive supply agreement with Audiovox Accessories Corporation, which along with unannounced international wins in Indonesia, Portugal, The Netherlands and the United Arab Emirates, to name a few, exemplifies what our team is focused on accomplishing. As such, we have confidence we will deliver the full-year guidance that we committed to in February 2008.”
Financial Results: First Quarter 2008 Compared to First Quarter 2007
•	Net sales were $61.2 million, compared to $66.0 million.

•	The Business Category contributed 79% of total net sales and the Consumer Category contributed 21%, compared to 76% and 24%, respectively.

•	Gross margins were 35.5%, compared to 36.9%.

•	Net income was $2.5 million, or $0.17 per diluted share, compared to $4.6 million, or $0.31 per diluted share.
Bryan Hackworth, UEI’s CFO, commented, “During the quarter, we repurchased 500,000 shares for approximately $11.5 million. After this significant repurchase, we ended the quarter with a cash balance of $83.4 million and no debt. We are well positioned for growth, and we reiterate our 2008 guidance of 12% to 18% revenue growth and 15% to 23% EPS growth over 2007, which includes the impact of the agreement with Audiovox announced earlier today.”
Financial Outlook
For the second quarter of 2008, net sales are expected to range between $69.0 million and $72.0 million, compared to $71.5 million in the second quarter of 2007. Management expects Business Category sales to range from $54.0 million to $57.0 million, compared to $60.5 million in 2007, and Consumer Category sales to range from $13.5 million to $16.5 million, compared to $11.0 million in 2007. Gross margins for the second quarter of 2008 are expected to be approximately 35.0% of sales plus or minus one point. Operating expenses are expected to be between $19.8 million and $20.4 million, including employee stock based compensation charges of approximately $800,000, and the tax rate is expected to be between 33% and 35% of pre-tax income. GAAP earnings per diluted share are expected to range from $0.23 to $0.27, compared to $0.30 per diluted share in the second quarter of 2007.
Management reaffirms the annual 2008 guidance delivered on February 21, 2008. For the full year 2008, net sales are expected to grow between 12% and 18% to reach between $305 million and $322 million. Business Category revenue is expected to increase 8% to 15% and Consumer Category revenue is expected to increase 12% to 40%. Operating expenses are expected to be between $79 million and $84 million, and the tax rate is expected to range from 33% to 35% of pre-tax income, resulting in GAAP EPS between $1.53 and $1.64 per diluted share, compared to $1.33 per diluted share for 2007.
Conference Call Information
UEI’s management team will hold a conference call today, Wednesday, May 7, 2008 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its first quarter 2008 earnings results, review the quarterly activity and answer questions. To participate in the U.S. please dial 800-622-9917 and internationally dial 706-645-0366 approximately 10 minutes prior to the start of the conference. The live call can also be accessed over the Internet through UEI’s Web site at www.uei.com and will be available for replay for a year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 800-642-1687 and internationally, 706-645-9291. Enter access code 42999604.
About Universal Electronics Inc.
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. UEI also delivers complete home control solutions in the professional custom installation market under the brand name Nevo®, as well as software solutions for digital media control and enjoyment in the consumer and OEM markets under the brand SimpleCenter™.
Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development, ordering, delivery and market acceptance of products and technologies identified in this release; the Company’s continued ability to design products in a fashion that results in its technology being accepted by the Company’s customers and the end users; the continued importance of the Company’s database of infrared codes and other technologies; the continued growth in the markets identified in this release to occur as anticipated by management; the continued strength and growth of the Company and of its customers, including those recently announced; the success of the new contracts and business relationships as identified in this release; as and other factors described in the Company’s filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
- Tables Follow -

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$83,386	$86,610
Accounts receivable, net	53,878	60,146
Inventories, net	42,093	34,906
Prepaid expenses and other current assets	2,405	1,874
Deferred income taxes	2,887	2,871

Total current assets	184,649	186,407
Equipment, furniture and fixtures, net	9,256	7,558
Goodwill	11,051	10,863
Intangible assets, net	5,590	5,700
Other assets	404	369
Deferred income taxes	6,518	6,388

Total assets	$217,468	$217,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,769	$29,382
Accrued sales discounts, rebates and royalties.	4,037	4,671
Accrued income taxes	2,722	1,720
Accrued compensation	3,274	3,737
Other accrued expenses	6,278	6,567

Total current liabilities	46,080	46,077

Long-term liabilities:
Deferred income taxes	143	127
Income tax payable	1,506	1,506
Other long-term liabilities	1,128	1,333

Total liabilities	48,857	49,043

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 18,563,814 and 18,547,019 shares issued at March 31, 2008 and December 31, 2007, respectively	186	185
Paid-in capital	115,870	114,441
Accumulated other comprehensive income	19,067	11,221
Retained earnings	90,981	88,508

	226,104	214,355

Less cost of common stock in treasury, 4,470,439 and 3,975,439 shares at March 31, 2008 and December 31, 2007, respectively	(57,493)	(46,113)

Total stockholders’ equity	168,611	168,242

Total liabilities and stockholders’ equity	$217,468	$217,285

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net sales	$61,191	$66,019
Cost of sales	39,456	41,678

Gross profit	21,735	24,341

Research and development expenses	2,196	2,322
Selling, general and administrative expenses	16,856	15,833

Operating income	2,683	6,186
Interest income, net	897	588
Other income, net	182	94

Income before provision for income taxes	3,762	6,868
Provision for income taxes	(1,289)	(2,231)

Net income	$2,473	$4,637

Earnings per share:
Basic	$0.17	$0.33

Diluted	$0.17	$0.31

Shares used in computing earnings per share:
Basic	14,474	14,130

Diluted	14,957	14,908

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash provided by operating activities:
Net income	$2,473	$4,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,369	1,114
Provision for doubtful accounts	47	16
Provision for inventory write-downs	325	469
Deferred income taxes	(58)	892
Tax benefit from exercise of stock options	42	847
Excess tax benefit from stock-based compensation	(20)	(350)
Shares issued for employee benefit plan	60	106
Stock-based compensation	1,179	676
Changes in operating assets and liabilities:
Accounts receivable	8,698	1,196
Inventories	(6,187)	269
Prepaid expenses and other assets	(458)	(307)
Accounts payable and accrued expenses	(2,594)	(814)
Accrued income taxes	702	(655)

Net cash provided by operating activities	5,578	8,096

Cash used for investing activities:
Acquisition of equipment, furniture and fixtures	(2,502)	(883)
Acquisition of intangible assets	(212)	(207)

Net cash used for investing activities	(2,714)	(1,090)

Cash (used for) provided by financing activities:
Proceeds from stock options exercised	223	4,285
Treasury stock purchased	(11,455)	—
Excess tax benefit from stock-based compensation	20	350

Net cash (used for) provided by financing activities	(11,212)	4,635

Effect of exchange rate changes on cash	5,124	497

Net (decrease) increase in cash and cash equivalents	(3,224)	12,138

Cash and cash equivalents at beginning of period	86,610	66,075

Cash and cash equivalents at end of period	$83,386	$78,213